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                                  EXHIBIT 23.1

                      CONSENT OF PRICEWATERHOUSECOOPERS LLP

We consent to the incorporation by reference in this Registration Statement of Bio-Vascular, Inc. on Form S-3 of our reports dated December 9, 1997, on our audits of the financial statements and financial statement schedule of Bio-Vascular, Inc., as of October 31, 1997 and 1996, and for the fiscal years ended October 31, 1997, 1996 and 1995, which reports are included in this Annual Report on Form 10-K of Bio-Vascular, Inc. for the fiscal year ended October 31, 1997. We also consent to the references to our Firm under the caption "Experts" in this Registration Statement.




                                      /s/ PRICEWATERHOUSECOOPERS LLP

Minneapolis, Minnesota
September 29, 1998